EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 94 to the Registration Statement (the “Registration Statement”) of MFS Series Trust I (the “Trust”) (File Nos. 33-7638 and 811-4777), of my opinion dated September 13, 2018, appearing in Post-Effective Amendment No. 81 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 13, 2018.

 /s/AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

December 29, 2025